SCHEDULE 2

                           Existing Debt

                                                             Unpaid
                                                             Principal
                        Orig.  Orig.    Maturity  Interest      As
   Lender   Instrument  Date  Principal   Date     Rate      @ 8/31/93


   Funded Debt
   -----------
   Bank
   One,      Secured           $1,275,000          Prime rate
   Texas      Debt     9/24/91      (1)   9/24/96    + 1/2%   $1,051,875


   Southwestern
     Life    Secured
               Debt    5/1/1979  $290,000  5/1/99     9.5%    $141,762


   Other Debt
   ----------
   Bank One,
    Texas     Letter                        3/11/94
             of Credit 3/30/93   $571,000     (2)




   (1) To be paid in full with proceeds from this loan agreement.

   (2) To be replaced with a letter of credit issued under this loan agreement on or before March 11, 1994, subject to terms and conditions of this loan agreement and to be terminated in the event a replacement letter of credit is issued under this loan agreement.







   FILE: EXDEBT
   082196 v2
   147:13312-67